Exhibit 4.11

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH SECTION 4 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.
Warrant Certificate No. «warrant_no»
MANAGING DEALER WARRANTS TO PURCHASE «issued» SHARES OF COMMON STOCK
OCULUS INNOVATIVE SCIENCES, INC.
INCORPORATED UNDER THE LAWS
OF THE STATE OF CALIFORNIA
     This certifies that, for value received, «holder», the registered holder hereof or assigns (the “Warrantholder”), is entitled to purchase from OCULUS INNOVATIVE SCIENCES, INC. (the “Company”), at any time prior to: (1) the second anniversary of the completion of an Initial Public Offering by the Company, or (2) a liquidation, merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation, at the purchase price per share of «price» (the “Warrant Price”), the number of Shares of Common Stock of the Company set forth above (the “Shares”). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Managing Dealer Agreement referred to below.
     The Warrants evidenced hereby represent the right to purchase an aggregate of up to «issued» Shares, subject to certain adjustments, and are issued under and in accordance with a Managing Dealer Warrant Agreement, dated as of June 18, 2003 (the “Managing Dealer Warrant Agreement”), between the Company and Brookstreet Securities Corporation and are subject to the terms and provisions contained in the Managing Dealer Warrant Agreement, all of which the Warrantholder by acceptance hereof consents. All capitalized terms in this Warrant Certificate, to the extent not otherwise defined herein, shall have the meaning assigned to such terms in the Managing Dealer Warrant Agreement.
     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made by the Warrantholder in cash, by check, or any combination thereof.
     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Managing Dealer Warrant Agreement.
     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company unless and until the Warrantholder exercises its rights to purchase Shares hereunder.

OCULUS INNOVATIVE SCIENCES, INC.

Dated: «date»

By:
Its:

_________________
PURCHASE FORM
OCULUS INNOVATIVE SCIENCES, INC.
1129 North McDowell Boulevard
Petaluma, CA 94954
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______Shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

(Please Print or Type Name)

(Address, including zip code)

(Social Security No. or Tax I.D. No.)
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
or Assignee:

(Please Print)

Address:

Signature:	Dated:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signatures Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

ASSIGNMENT
(To be signed only upon assignment of Warrants)
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:
(Name and Address of Assignee Must Be Printed or Typewritten)

Name of Assignee	Social Security No.	Address	No. of
	or Tax ID No.		Shares

and does hereby irrevocably constitute and appoint                                                              Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
Signature of Registered Holder
Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

3